Exhibit 4.39

**** CERTAIN INFORMATION (INDICATED BY ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Supplementary Agreement to Security Deposit Pledge Guarantee Agreement

Agreement No.: 20201654

Date: June 19, 2020

Party A: ZhongAn Online P&C Insurance Co., Ltd.

Registered Address: 4-5/F, Associate Mission Building, 169 Yuanmingyuan Road, Huangpu District, Shanghai

Legal Representative: OU Yaping

Party B: Shenzhen Xiaoying Puhui Technology Co., Ltd. (hereinafter referred to as “Party B” or “Xiaoying Puhui”)

Registered Address: Qianhai Complex A201, Qianwan Road 1, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

Legal Representative: SUN Huichang

WHEREAS,

1.                  Party A, Shenzhen Tangren Financing Guarantee Co., Ltd. (hereinafter referred to as “Tangren Guarantee”) and Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd. (hereinafter referred to as “Ying Zhong Tong” or “YZT”) have entered into the Tripartite Cooperation Agreement No. 20193854 dated November 8, 2019, and, Party A, Party B and Tangren Guarantee have entered into the Tripartite Cooperation Agreement No. 20193948 dated November 8, 2019, and may enter into relevant Supplementary Agreement from time to time (hereinafter referred to collectively as the “Tripartite Cooperation Agreements”). According to the provisions of the Tripartite Cooperation Agreements, for the specific loan business referred by YZT or Xiaoying Puhui, Tangren Guarantee will enter into an Entrusted Guarantee Contract with the borrower and charge the borrower guarantee fee and arrears administration fee (if any) according to the contract. If Party A underwrites such loan business after passing the underwriting review, Tangren Guarantee will provide joint and several liability guarantee for the right of subrogation against the borrower to be acquired by Party A after fulfilling the insurance payment obligation to the lender in accordance with the insurance contract and the premium as Party A may require the borrower to pay under the guarantee insurance business (hereinafter referred to as “Primary Creditor’s Rights”), provided that the total amount paid by Tangren Guarantee for such joint and several liability guarantee shall be capped at the aggregate of the guarantee fees payable and the arrears administration fees (if any) actually paid to Tangren Guarantee by all the borrowers in the loans underwritten by Party A in the above cooperation.

2.                  Party A and Party B have entered into the Security Deposit Pledge Guarantee Agreement No. 20201653 dated June 9, 2020 (hereinafter referred to as the “Security Deposit Agreement”), whereby Party B is willing to provide security deposit pledge guarantee for such joint and several guarantee liability of Tangren Guarantee, that is, when Tangren Guarantee fails to timely and fully perform the guarantee liability to Party A as agreed in the Tripartite Cooperation Agreements due to its own reasons, Party A shall have the right to directly deduct from and transfer the corresponding security deposit paid by Party B. Upon negotiation, Party A and Party B, intending to be legally bound, enter into this Supplementary Agreement for matters not covered in the Security Deposit Agreement (hereinafter referred to as the “Original Agreement”).

Definitions

1)                 “Assets” refers to consumer finance personal loan debt assets involved in the cooperation among Party A, Party B, YZT, Tangren Guarantee and other lenders under the Tripartite Cooperation Agreements.

2)                 “Asset FIP” is calculated according to VINTAGE31 + overdue final loss percentage (FIP), that is, remaining outstanding principal amount of loans that are advanced in X month and currently overdue at the end of each MOB month for 31 days or longer/ amount of loans advanced in X Month;

3)                 “MOB” refers to Month on Book. With respect to a loan, its MOB is 0 in the month of advance, 1 in the month immediately following, and so on;

4)                 “C Assets” refers to loans which are not in overdue state at the end of the MOB month;

5)                 “M1 Assets” refers to loans which are overdue for 1-30 days at the end of the MOB month;

6)                 “M2 & Above Assets” refers to loans which are overdue for 31 days or longer at the end of the MOB month;

7)                 “Insured Balance” refers to the sum of the principal and interest for which the balance of coverage within the policy period of ZhongAn has not reached the agreed repayment date and which has not been paid by the customer.

8)                 “Product Period/Asset Period” refers to the term of a loan or period of an insurance product/asset, calculated on a monthly basis, with one period being a month, for example, a 3-period or 6-period product is a loan or insurance product with the loan term or policy period of 3 months or 6 months.

Article 1                                               Amendment to Applicability of Security Deposit Pledge Guarantee

Party A and Party B agree to amend Paragraph 2, Article 1 of the Security Deposit Agreement from “This Agreement shall only apply to the business occurred after November 1, 2019 (inclusive), which Party A will underwrite corresponding creditor’s rights pursuant to the Tripartite Cooperation Agreements and Tangren Guarantee agrees to provide guarantee for such creditor’s rights therein.” to “The security deposit pledge guarantee hereunder shall apply to all businesses under the Tripartite Cooperation Agreements which are underwritten by ZhongAn Insurance and Tangren Guarantee agrees to provide guarantee for the creditor’s rights therein”.

The Parties also agree that on basis of the Original Agreement, Party B shall assume guarantee liability and pay security deposit for such particular products as “High Value Bank Card Loan Series Products” (including “Xiaoying Card Loan”, “Xiaoying Easy Loan”, and “Card Loan Installment Mall”) and “Xiaoying Wallet” under the cooperative business (hereinafter collectively referred to as “Particular Products”), and the Parties agree to settle different products in accordance with the rules set forth herein.

Article 2                                               Computation and Collection of Security Deposit

1.                  Party B shall pay the security deposit of RMB70,772,735.40 (in words: Seventy Million, Seven Hundred and Seventy-Two Thousand, Seven Hundred and Thirty-Five Yuan Forty Fen) by December 12, 2019 (inclusive) to the security deposit account designated by Party A as the security deposit for the creditor’s rights generated from the Particular Products underwritten by Party A in the whole November of 2019.

2.                  Starting from November 25, 2019, the Parties shall calculate the advance amount corresponding to the estimated underwritten Assets of the High Value Bank Card Loan Series Products for the period from the 1st to 15th day of next month before the 25th day of current month on a monthly basis (hereinafter referred to as the “Estimated Advance Amount in 1HM”), and conduct statistics of the actual underwritten amount of the High Value Bank Card Loan Series Products for the period from the 1st to 15th day of that month by the 16th day of next month (hereinafter referred to as the “Actual Underwritten Amount in 1HM”). According to the Estimated Advance Amount in 1HM and the Actual Underwritten Amount in 1HM, Party B shall pay the security deposit in four installments respectively by the 30th day of current month, 6th day of next month, 16th day of next month and 30th day of next month:

(1)             Amount of security deposit to be paid by the [****] day of current month: [****]

(2)             Amount of security deposit to be paid by the [****] day of next month: [****]

(3)             Amount of security deposit to be paid by the [****] day of next month: [****]

(4)             Amount of security deposit to be paid by the [****] day of next month: [****]

3.                  Starting from December 10, 2019, the Parties shall calculate the advance amount corresponding to the estimated underwritten Assets of the High Value Bank Card Loan Series Products for the period from the 16th to 31st day of current month before the 10th day of current month on a monthly basis (hereinafter referred to as the “Estimated Advance Amount in 2HM”), and conduct statistics of the actual underwritten amount of the High Value Bank Card Loan Series Products for the period from the 16th to 31st day of that month by the 1st day of next month (hereinafter referred to as the “Actual Underwritten Amount in 2HM”). According to the Estimated Advance Amount in 2HM and the Actual Underwritten Amount in 2HM, Party B shall pay the security deposit in four installments respectively by the [****] day of current month, [****] day of current month, [****] day of next month and [****] day of next month:

(1)             Amount of security deposit to be paid by the [****] day of current month: [****]

(2)             Amount of security deposit to be paid by the [****] day of current month: [****]

(3)             Amount of security deposit to be paid by the [****] day of next month: [****]

(4)             Amount of security deposit to be paid by the [****] day of next month: [****]

4.                  From December, 2019, Party B shall pay to Party A security deposit equivalent to [****]% of the advance amount corresponding to the estimated underwritten Assets of “Xiaoying Wallet” products in the month within the first 5 business days each month.

5.                  If any of the estimated reconciliation dates and security deposit payment dates above is not on a business day, the corresponding date shall be advanced to the preceding business day.

6.                  The security deposit percentages under all periods above are the results of the measurement of the current quality of Assets. Should the Assets deteriorate, Party A may propose to adjust the security deposit percentage.

7.                  Information of Bank Account Designated by Party A for Receipt of Security Deposit:

Account Holder: ZhongAn Online P&C Insurance Co., Ltd.

Bank: [****]

Account No.: [****]

Article 3                                               Replenishment of Security Deposit

1.                  From January 1, 2020, Party A and Party B shall verify the actual underwritten amount of the High Value Bank Card Loan Series Products for the period from the 16th to 31st day of the previous month on the 1st day each month, and compare (i) the security deposit amount corresponding to the actual underwritten amount of High Value Bank Card Loan Series Products for the period from 16th to 31st day of the previous month with (ii) the prepaid security deposit amount for the advance amount corresponding to the estimated underwritten Assets of High Value Bank Card Loan Series Products during such period. If the security deposit amount corresponding to the actual underwritten amount is higher than the prepaid security deposit amount corresponding to the estimated advance amount, Party B shall replenish the security deposit in a lump sum within 5 business days upon receipt of notice from Party A, and the amount of replenishment shall be [****], of the High Value Bank Card Loan Series Products. Where Party B fails to timely replenish the security deposit due to its own reasons for more than 5 business days overdue, Party A may cease cooperation on new business and/or unilaterally terminate this Agreement, and demand Party B to pay liquidated damages of RMB100,000 (unless Party A and Party B agree through email communication that the security deposit may be paid later).

2.                  From December 16, 2019, Party A and Party B shall verify the actual underwritten amount of the High Value Bank Card Loan Series Products for the period from the 1st to 15th day of current month on the 16th day each month, and compare (i) the security deposit amount corresponding to the actual underwritten amount of High Value Bank Card Loan Series Products for the period from 1st to 15th day of current month with (ii) the prepaid security deposit amount for the advance amount corresponding to the estimated underwritten Assets of High Value Bank Card Loan Series Products during such period. If the security deposit amount corresponding to the actual underwritten amount of High Value Bank Card Loan Series Products is higher than the prepaid security deposit amount corresponding to the estimated advance amount, Party B shall replenish the security deposit in a lump sum within 5 business days upon receipt of notice from Party A, and the amount of replenishment shall be [****], of the High Value Bank Card Loan Series Products. Where Party B fails to timely replenish the security deposit due to its own reasons for more than 5 business days overdue, Party A may cease cooperation on new business and/or unilaterally terminate this Agreement, and demand Party B to pay liquidated damages of RMB100,000 (unless Party A and Party B agree through email communication that the security deposit may be paid later).

3.                  From December, 2019, Party A and Party B shall verify the underwriting scale of “Xiaoying Wallet” products in the previous month in the first week of each month. If the actual underwritten amount of “Xiaoying Wallet” products in the previous month is higher than the advance amount corresponding to the estimated underwritten Assets of the previous month, Party B shall replenish the security deposit in a lump sum within 5 business days upon receipt of notice from Party A, and the amount of replenishment shall be [****]. Where Party B fails to timely replenish the security deposit due to its own reasons for more than 5 business days overdue, Party A may cease cooperation on new business and/or unilaterally terminate this Agreement, and demand Party B to pay liquidated damages of RMB100,000 (unless Party A and Party B agree through email communication that the security deposit may be paid later).

4.                  Party A may at any time require to verify the standard amount of security deposit agreed in Article 5 hereof with Party B out of business needs, and determine the amount of security deposit to be replenished by Party B based on the verification result. Party B shall replenish the security deposit in a lump sum within 5 business days upon receipt of notice from Party A requiring replenishment of security deposit. Where Party B fails to timely replenish the security deposit due to its own reasons for more than 5 business days overdue, Party A may cease cooperation on new business and/or unilaterally terminate this Agreement, and demand Party B to pay liquidated damages of RMB100,000 (unless Party A and Party B agree through email communication that the security deposit may be paid later).

5.                  The Parties shall confirm the security deposit amount received in the month by email on a monthly basis.

Email of Party A’s Contact Persons:

[****]

Email of Party B’s Contact Persons:

[****]

In case of any changes to the above designated emails, such changes shall be notified to the other Party in writing 3 business days in advance.

6.                  In addition to the above replenishment provisions, the Parties shall regularly verify the quality of the cooperative Assets, and negotiate and adjust the security deposit percentage based on the quality of Assets. After the security deposit percentages are confirmed by the Parties by email, Party B shall replenish the security deposit in a lump sum within 5 business days upon receipt of notice in writing or by email from Party A requiring replenishment of security deposit.

7.                  If any of the verification dates above is not on a business day, the corresponding date shall be advanced to the preceding business day.

Article 4                                               Security Deposit Warning Line Standard and Adjustment Rules:

1.                  The security deposit percentages agreed in this Article are annualized percentages, and the security deposit warning line is only specific to the Insured Balance corresponding to C Assets of the High Value Bank Card Loan Series Products advanced after November 1, 2019 which are underwritten by Party A.

2.                  DPD31+vintage warning line monitoring indicator at EOM:

(1)             DPD31+vintage indicator at EOM (hereinafter referred to as “DPD31+indicator”) shall be monitored on a monthly basis, and the monthly observation date is the 10th day (which shall be postponed to the business day immediately following if it is not on a business day), Party B shall send the Assets performance data of the previous month to Party A before the observation date according to the requirements of Party A on a monthly basis, and Party A and Party B shall complete the verification of DPD31+indicator within 2 business days after the observation date.

(2)             For 3-period, 6-period, 9-period and 12-period Assets advanced from November 1, 2019, the warning line percentages of their respective periods corresponding to the advance month shall be calculated respectively according to the Assets performance of each advance month during each period. With respect to advance month with DPD31+ performance, for all periods in each advance month, the amount of security deposit to be retained corresponding to C Assets for all periods in each advance month shall be determined by Warning Line Percentage Triggered by the Latest MOB × Insured Balance of C Assets for All Periods of Each Advance Month × (1-MOB/Actual Advance Periods). With respect to advance month without DPD31+ performance, the amount of security deposit to be retained corresponding to C Assets for all periods in each advance month shall be determined by [****].

(3)             For 3-period, 6-period, 9-period and 12-period Assets, if the latest MOB for all periods in an advance month triggers warning line I, the security deposit percentage of Insured Balance of C Assets of corresponding periods at the corresponding advance month shall rise to [****]; if the latest MOB for all periods in an advance month triggers warning line II, Party A shall give warning to Party B, and Party B may apply for observation and cooperate with Party A to understand relevant changes in Assets and adjustment of risk control policies, until the warning line II has been triggered in two consecutive periods, in which case, the security deposit percentage of Insured Balance of C Assets of corresponding periods at the corresponding advance month shall rise by the same percentage on basis of [****].

(4)             For 10-period and 11-period Assets, the warning line standard and adjustment rules of 12-period Assets shall be adopted to determine their warning line percentages.

(5)             For the Assets of all periods in each advance month, if the latest MOB observed is lower than warning line I for two consecutive periods, the warning shall be discharged, with the security deposit percentage reducing to [****]. For the Assets of all periods in each advance month, if the latest MOB observed is lower than security deposit reduction standard for two consecutive periods, the security deposit reduction mechanism shall be activated, with the security deposit percentage reducing to [****].

(7)             The warning line percentages corresponding to Assets of all period and all MOBs are as follows:

3-period	Security Deposit Percentage	mob2
Normal	[****]
Warning Line I	[****]	[****]
Warning Line II	[****]	[****]
Security Deposit Reduction Standard	[****]	[****]

6-period	Security Deposit Percentage	mob2	mob3	mob4	mob5
Normal	[****]
Warning Line I	[****]	[****]	[****]	[****]	[****]
Warning Line II	[****]	[****]	[****]	[****]	[****]
Security Deposit Reduction Standard	[****]	[****]	[****]	[****]	[****]

9-period	Security Deposit Percentage	mob2	mob3	mob4	mob5	mob6	mob7	mob8
Normal	[****]
Warning Line I	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Warning Line II	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Security Deposit Reduction Standard	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

12-period	Security Deposit Percentage	mob2	mob3	mob4	mob5	mob6	mob7	mob8	mob9	mob10	mob11
Normal	[****]
Warning Line I	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Warning Line II	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Security Deposit Reduction Standard	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Article 5                                               Refund and Supplementary Payment of Security Deposit:

1.                  From March 1, 2020, Party A and Party B shall verify the security deposit standard amount of Particular Products as of the end of the previous calendar month at the first week each month, which shall be postponed in case of holidays. If the balance of security deposit exceeds the security deposit standard amount, Party A shall refund the excess part to Party B without interest within 3 business days upon receipt of notice from Party B. Upon completion of verification of Assets of all periods, if supplementary payment of security deposit is needed, Party B shall make supplementary payment of security deposit before the 16th day of the observation month.

2.                  Security Deposit Standard Amount of Particular Products = [****];

3.                  The initial security deposit percentages of High Value Bank Card Loan Series Products and Xiaoying Wallet Products shall be accounted for per [****] and [****] respectively. In case of any changes to the security deposit percentage corresponding to any MOB of Assets under all Periods, Party A may discuss with Party B to adjust the beginning security deposit of Assets under such Periods and the security deposit percentage of each corresponding MOB under such Periods, and adjustment percentage shall be confirmed in writing or by email by Party A and Party B upon negotiation.

4.                  Upon expiry of the project cooperation, after Party B has fully performed all obligations hereunder and there is no customer complaint handling, regulatory investigation, judicial case or other pending matters of the cooperation project between the Parties, Party A shall refund the remaining security deposit (if any) to Party B without interest within 5 business days.

Article 6                                               Confidentiality Obligation

The Parties shall be obligated to keep confidential the trade secrets and information relating to this Agreement of the other Party known and the content of this Agreement (hereinafter referred to collectively as “Secrets”). Unless otherwise provided in the PRC laws and regulations or required by regulatory authorities, neither Party may disclose the Secrets to any other third party.

Article 7                                               Miscellaneous

1.                  This Supplementary Agreement shall establish and take effect from the date of affixation of common seal and signature/seal by legal representatives of the Parties. This Supplementary Agreement shall be made in duplicate with each Party holding one copy of the same legal effect.

2.                  This Supplementary Agreement shall be an integral part of the Original Agreement, and have the same legal effect as the Original Agreement. Where there is any conflict between a clause in this Supplementary Agreement and a clause in the Original Agreement, the clause in this Supplementary Agreement shall prevail. Except for provisions expressly changed herein, the remaining part of the Original Agreement shall remain in full force and effect.

3.                  Any dispute arising from the performance of this Agreement or in connection with this Agreement shall be resolved by the Parties through friendly negotiation; and in case of failure to do so, either Party may bring a lawsuit before the competent people’s court at the place of signature of this Agreement.

4.                  This Agreement shall be signed on June 19, 2020 in Xuhui District, Shanghai.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

(Signature page to the Supplementary Agreement No.[   ])

Party A: ZhongAn Online P&C Insurance Co., Ltd. (Common Seal)

/s/ Seal of ZhongAn Online P&C Insurance Co., Ltd.

Legal Representative: /s/ Ou Yaping

Party B: Shenzhen Xiaoying Puhui Technology Co., Ltd. (Common Seal)

/s/ Seal of Shenzhen Xiaoying Puhui Technology Co., Ltd.

Legal Representative: /s/ Sun Huichang